Exhibit 10.1

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of 8th September 2020, is by and between Bare Metal Standard Inc., an Idaho corporation (“Seller”) and Code 96, LLC, a Nevada limited liability company or its assignee (“Buyer”).

W I T N E S S E T H:

WHEREAS, Seller is engaged in the business of providing kitchen hood cleaning services and franchising of its intellectual property to others engaged in such business (the “Business”); and

WHEREAS, Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller all of the assets of Seller that are used by Seller in the operation of the Business on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants, agreements and undertakings contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.       Certain Definitions.

(a)   As used in this Agreement, the following terms have the meanings set forth below:

“Assumed Liabilities” means any and all of the following that arise on or after the Closing: (i) Liabilities of the Business set forth in Schedule 1.1(a) of the Disclosure Schedules: (A) that arise under or relating to the Business Instruments and other Sale Assets, and/or (B) that accrue, relate to or otherwise arising out of the conduct or operation of the Business or the ownership, leasing or use of the Sale Assets from and after the Closing, , (ii) Liabilities related to the Sale Assets and the Business that arise out of events occurring from and after the Closing Date, and (iii) all other Liabilities that Buyer has expressly assumed or agreed to assume under this Agreement or any of the Ancillary Documents.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banks in New York City are authorized or obligated by Law or executive order to close.

“CPA Firm” means the Isler Group LLC (John Warner CPA) or such other firm of independent certified public accountants on which Seller and Buyer shall agree.

“Encumbrance” means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance or other charges or rights of others of any kind or nature, except Permitted Encumbrances.

“GAAP” means United States generally accepted accounting principles.

“Government Entity” means the United States or any federal, state or local court, administrative or regulatory body or other governmental or quasi-governmental entity with competent jurisdiction.

“Law” means any law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree enacted, issued, promulgated or entered by a Government Entity.

“Liabilities” means any and all debts, costs, expenses, losses, liabilities, commitments and obligations of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, however arising (including, whether arising out of any contract or tort based on negligence or strict liability) and regardless of whether the same would be required by GAAP to be reflected in financial statements or disclosed in the notes thereto.

“Permitted Encumbrances” means (i) mechanics’, materialmen’s, warehousemen’s, carriers’, workers’, or repairmen’s liens or other similar common law or statutory encumbrances arising or incurred in the ordinary course of business for amounts not yet due and payable; (ii) liens for taxes, assessments and other governmental charges not yet due and payable or that are due but not delinquent; (iii) with respect to real property, (A) easements, quasi-easements, licenses, covenants, rights-of-way, rights of re-entry and other similar restrictions or defects of title, (B) any conditions that may be shown by a current survey or physical inspection, (C) zoning, building, subdivision and other similar requirements and restrictions, (D) landlords’ liens for amount not yet due and payable; (iv) rights reserved to any Government Entity to regulate the affected property; (v) encumbrances that are Assumed Liabilities; (vi) encumbrances incurred in the ordinary course of business in connection with workers’ compensation and unemployment insurance or similar Laws that are disclosed in the documentation made available to Buyer before the date of this Agreement; (vii) encumbrances granted to existing lenders that will be released at or prior to Closing and (viii) encumbrances that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Business, materially adversely impair the current value, use or operation of the Business, or otherwise materially interfere with the use of the affected property in the operation of the Business.

“Permit” means a license, right, authority or other permission that a federal, state or local government or agency granted to the Seller.

“Person” means an individual, corporation, partnership, association, limited liability company, Government Entity, trust or other entity or organization.

“Receivables” means the right to receive payment for services provided to customers.

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“Sale Assets” means all of the right, title and interest in and to all assets, rights and properties that the Seller possesses, owns or uses in connection with, or related to, the Business, including without limitation: (i) all UPS systems, generators, mechanical infrastructure, data center equipment, racks, cabinets, PDUs, networking equipment including routers and switches and other tangible assets (including tangible assets supporting access systems, video surveillance, DCIIM and monitoring systems) owned by Seller; (ii) the Lease and rights thereunder; (iii) the Business Instruments other than the Lease; (iv) indentures, mortgages, instruments, security interests, guaranties, other similar arrangements, and rights thereunder; (v) Receivables; (vi) claims, deposits, prepayments, refunds, causes of action, chooses in action, rights of recovery, rights of set off, and rights of recoupment (including any such item related to the payment of taxes); (vii) Permits and similar rights from Governmental Entities; (viii) IP Transit Agreement providing 4 years of free internet service]and (ix) books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, and specifications, studies, reports, and other printed or written materials; provided, however, that the Sale Assets will not include (A) the governing instrument of the limited liability company, qualifications to conduct business as a foreign entity, arrangements with registered agents related to foreign qualifications, taxpayer and other identification numbers, seals, minute books, stock transfer books, blank stock certificates, and other documents relating to the organization, maintenance and existence of Seller as a limited liability company; or (B) the Excluded Assets.

“Transaction” means the transactions contemplated by this Agreement and the Ancillary Documents.

(b)       Other Terms

. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement.

(c)       Other Definitional Provisions. Unless the express context otherwise requires:

(i)       the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(ii)       the terms defined in the singular have a comparable meaning when used in the plural, and vice versa;

(iii)      the terms “Dollars” and “$” mean United States Dollars;

(iv)      references herein to a specific Section, Exhibit or Schedule shall refer, respectively, to the applicable Section, Exhibit or Schedule of or to this Agreement;

(v)      the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; and

(vi)     references herein to any gender includes each other gender.

2.       Purchase and Sale.

(a)        Sale Assets. On the terms and subject to the conditions set forth herein, at the Closing, Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and acquire from Seller all of Seller’s right, title and interest in and to the Sale Assets.

(b)       Excluded Assets. Notwithstanding anything herein to the contrary, from and after the Closing Date, as applicable, Seller shall retain all of its existing right, title and interest in and to, the following (collectively, the “Excluded Assets”): (i) any and all rights accruing to Seller under this Agreement and the transactions contemplated herein; and (ii) any and all correspondence, memoranda, books of account and the like and other books and records, in each case, that are not related to the Business or the Sale Assets and all files and other books and records related to internal matters (including Seller’s organizational and formation documents and minute books).

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3.       Assumption of Liabilities. On the terms and subject to the conditions set forth in this Agreement, Buyer shall assume and become responsible for all of the Assumed Liabilities at Closing. Buyer shall not assume or have any responsibility, however, with respect to any obligation or Liability of Seller not included within the definition of Assumed Liabilities.

4.       Payment of Purchase Price. The consideration for the sale of the Sale Assets shall consist of an aggregate amount of cash equal to the Purchase Price (as defined below) determined pursuant to Section 5 below (and as adjusted pursuant to Section 6 below) and the assumption of the Assumed Liabilities. At Closing, Buyer shall pay to Seller an amount equal to the Estimated Purchase Price (as defined below) by wire transfer of immediately available funds to an account designated in writing, at least three (3) Business Days before the Closing, by Seller. All payments shall be paid to the trust account of Seller’s attorney and disbursed to certain creditors of the Seller as instructed by Seller’s present management.

5.       Closing; Closing Deliveries; Franchise Transfers and Management Agreement.

(a) Closing. The consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place on the date of this Agreement (the “Closing Date”). The Closing shall take place via fax, electronic mail and/or overnight deliveries or as otherwise mutually determined by Seller and Buyer.

(b) Closing Deliveries. At Closing, (i) Seller and Buyer shall execute and deliver (A) the bill of sale and Assignment and Assumption Agreement, along with identified items in the Balance Sheet and federal COVID-19 loans to include (PPP loan and EIDL from the SBA), in the form attached hereto as Exhibit A (the “Bill of Sale”), (B) such other documents and instruments reasonably necessary for Buyer to assume the Assumed Liabilities or as otherwise reasonably requested by Seller in order to carry out the intent and purposes of this Agreement; and (iii) Seller shall deliver to Buyer (A) the consents, authorizations and approvals required under Section 7(b) of the Disclosure Schedules, (B) a certificate of the [managers] of Seller certifying as to: (i) the [organizational documents] of Seller; (ii) [resolutions of the board of directors authorizing and approving the execution, delivery and performance by Seller of this Agreement and any agreements, instruments, certificates or other documents executed by each Seller pursuant to this Agreement, as well as the incumbency and signatures of the managers of Seller]. The Bill of Sale together with, Assignment and Assumption Agreement and any other documents and instruments reasonably necessary for Buyer to assume the Assumed Liabilities, for Seller to sell and transfer the Sale Assets or as otherwise reasonably requested by the parties hereto in order to carry out the intent and purposes of this Agreement shall hereinafter collectively be referred to as the “Ancillary Documents”.

(c) New Business. It is anticipated that Seller will acquire a new business simultaneously with the closing hereunder. The parties will use reasonable efforts to coordinate the closing hereunder with Seller’s acquisition of the new business so that there is no gap period in which Seller becomes a “shell company.”

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6.        Allocation of Purchase Price. Buyer will prepare an allocation of the Purchase Price among the assets purchased for tax purposes (the “Allocation Schedule”). Buyer shall furnish Seller with the proposed Allocation Schedule within thirty (30) days after the Closing. Seller shall have 10 days in which to comment on the proposed Allocation Schedule. If the Buyer refuses any of Seller’s comments on the Allocation Schedule, the Seller may request that the Buyer and Seller employ the CPA Firm to determine whether Seller’s objections should be accepted or rejected. Buyer and Sellers agree that the Allocation Schedule shall be amended to reflect adjustments to the Purchase Price made pursuant to this Agreement. Unless otherwise required by applicable Law, Buyer and Sellers agree to act, and cause their respective Affiliates to act, in accordance with the computations and allocations contained in the Allocation Schedule in any relevant tax returns or similar filings (including any forms or reports required to be filed pursuant to Section 1060 of the Internal Revenue Code of 1986, as amended (the “1060 Documents”), to cooperate in the preparation of any 1060 Documents, to timely file such 1060 Documents in the manner required by applicable Law and to not take any position inconsistent with such Allocation Schedule upon examination of any returns, in any litigation or otherwise.

7. Seller’s Representations and Warranties. Seller represents and warrants to Buyer, as follows:

(a)        Seller is a corporation, duly organized, validly existing and in good standing under the Laws of the State of Idaho and has all requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Documents and consummate the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the Ancillary Documents has been duly and validly authorized by all requisite limited liability company action on behalf of Seller.

(b)        This Agreement and the Ancillary Documents are the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

(c)        Except as otherwise expressly set forth in this Agreement and the Ancillary Documents, Seller expressly disclaims any representations or warranties of any kind or nature, express or implied (including as to the future or historical financial condition, value or quality of the Business or the Sale Assets, Assumed Liabilities or results of operations or to any environmental, health or safety matters with respect to the Business), and Seller specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose of the Sale Assets and any part thereof. Further, Seller hereby expressly disclaims any other representations or warranties of any kind or nature, legal or contractual, express or implied, notwithstanding the delivery or disclosure to Buyer or its officers, directors, employees, members, managers, agents or representatives of any documentation or other information (including any financial projections or other supplemental data).

(d)        Seller has, or will have at Closing, good and transferable title to, or a valid leasehold interest in, each and all of the Sale Assets, free and clear of any Encumbrances other than Permitted Encumbrances. Except as set forth in Section 9(d) of the Disclosure Schedules, the Sale Assets, [together with the services provided to the Business under the Transition Services Agreement and the assets of Seller used to provide such services], are sufficient for the continued operation of the Business after Closing in substantially the same manner as operated by Seller prior to Closing.

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(e)        Section  of the Disclosure Schedule lists all property leased or subleased to or by the Company and lists the term of such lease, any extension and expansion options, and the rent payable thereunder. The Company has delivered or made available to the Buyer complete and accurate copies of the leases and subleases listed in the Company Disclosure Schedule.

(f)        Environmental Matters. Except as set forth on Schedule 5.1, Seller has no knowledge of any existing, pending or threatened violation of Environmental Law concerning Business, or of any existing, pending or threatened investigation by any federal, state, or local Governmental Authority or are subject to any remedial obligation or lien under or in connection with any Environmental Law.   Environmental Law means any federal, state or local law, whether by common law, statute, ordinance, or regulation, pertaining to health, industrial hygiene, or environmental conditions, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Section 9601, et seq. (“CERCLA”); the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seq. (“RCRA”); the Toxic Substances Control Act of 1976, 15 U.S.C. Section 2501, et seq. (“TSCA”); the Superfund Amendments and Reauthorization Act of 1986, Title III, 42 U.S.C. Section 11001, et seq. (“SARA”); the Clean Air Act, 42 U.S.C. Section 7401, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251, et seq.; the Solid Waste Disposal Act, 42 U.S.C. Section 3251, et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. § 1901, et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300h et seq.; the Clean Water Act, 33 U.S.C. Section 1251 et seq.;, all as now or hereafter amended, supplemented or replaced from time to time

(g)        LITIGATION. There is no Legal Proceeding pending or threatened against the Seller (or pending or threatened against any owners, directors, officers or employees of the Seller with respect to their business activities on behalf of the Seller), or to which the Seller is otherwise a party, before any Governmental Authority; nor is there any reasonable basis for any such Legal Proceeding. The Seller is not subject to any Order with respect to the Business. There are no Legal Proceedings pending or threatened that are reasonably likely to prohibit or restrain the ability of the Seller to perform its obligations under this Agreement or consummate the transactions contemplated hereby.

(h)        EMPLOYMENT. To the Knowledge of Seller, with respect to current and former employees and other service providers of the Seller related to the Business (each a “Service Provider”):

(i)       the Seller is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment and wages and hours, including any Laws respecting minimum wage and overtime payments, employment discrimination, workers’ compensation, family and medical leave, immigration, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice;

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(ii)       each Service Provider classified by the Seller as an independent contractor satisfies and has satisfied the requirements of any applicable Law to be so classified, and the Seller has fully and accurately reported such independent contractors’ compensation on IRS Forms 1099 when required to do so; and

(iii)       the Seller is not delinquent to, and has not failed to pay when due, any Service Provider for any wages (including overtime, meal breaks or waiting time penalties), salaries, commissions, accrued and unused vacation, on-call payments or equal pay, or collective bargaining payments to which they would be entitled under applicable Law, if any, bonuses, benefits, advantage in kind, profit sharing, stock options or other compensation for any services performed by them or amounts required to be reimbursed or damages or interest paid to such individuals (other than accrued salary, bonuses, commissions, vacation, or other paid time off in accordance with the Seller’s policies); and

(iv)       the Seller does not have any liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for Service Providers (other than routine payments to be made in the normal course of business and consistent with past practice).

(v)       There are no demands or claims pending or, to the Seller’s Knowledge, threatened, before any Governmental Authority by any employees for compensation, pending severance benefits, vacation time, unpaid meal or rest breaks, vacation pay, maternity benefits, any statutory benefits, or any other claim threatened or pending before any Governmental Authority (or any state “referral agency”) from any employee or any other Person arising out of the Seller’s status as employer or joint employer, whether in the form of claims for employment discrimination, harassment, retaliation, unfair labor practices, grievances, wrongful discharge or variation of contract, wage and hour violations, breach of contract, unfair business practice, tort, unfair competition or otherwise. In addition, there are no pending or threatened claims or actions against the Seller under any workers compensation policy or long-term disability policy, nor to the Seller’s Knowledge is there any reasonable basis therefor.

(i)       GOOD WORKING ORDER. All of the Sale Assets are in good working order, reasonable wear and tear excluded. Seller has not engaged in deferred maintenance of the Sale Assets. All of the Sale Assets have been properly maintained to function as part of a data center. The Sale Assets together are necessary and sufficient to operate a data center in compliance with applicable laws. The Seller has disclosed its capital expenditure budget.

(j)        CUSTOMERS. Except as set forth on the Company Disclosure Schedule , the Seller has no information which might reasonably indicate that any of its customers listed on the Disclosure Schedule intend to cease purchasing from, selling to or dealing with the Seller or the Business, nor has any information been brought to the Seller’s attention which might reasonably lead the Seller to believe any such customer intends to alter in any material respect the amount of such purchases or sales or the extent of dealings with the Business or would alter in any material respect such purchases, sales or dealings in the event of the consummation of the transactions contemplated by this Agreement. Except as set forth on Disclosure Schedule 3.9, the Seller has no information which might reasonably indicate, nor has any information been brought to the Seller’s attention which might reasonably lead the Seller to believe that Seller has billed any customer incorrectly.

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(k)        TAXES. The Seller has filed all federal, state, and local tax returns and other reports required by law to be filed prior to the date of this Agreement and has paid or caused to be paid all taxes (including any interest or penalties associated therewith), assessments, and other governmental charges that are due and payable as of the date of this Agreement, and has made adequate provision for the payment of such taxes, assessments, and other charges accruing but not yet payable, and Seller does not know or have reasonable grounds to know of any deficiency or additional assessment against the Seller in connection with any taxes, assessments or charges. There is no pending audit or investigation of the Seller by any governmental tax authority.

10.       Buyer’s Representations and Warranties. Buyer represents and warrants to Seller, as follows:

(a)       Buyer is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Nevada and has all requisite limited liability company power and authority to execute and deliver this Agreement and the Ancillary Documents and consummate the transactions contemplated hereby and thereby and the execution, delivery and performance of this Agreement and the Ancillary Documents has been duly and validly authorized by all limited liability company action on behalf of Buyer. Buyer is duly qualified to do business and is in good standing in the state or states in which the Sale Assets are located.

(b)       This Agreement and the Ancillary Documents are the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect affecting creditors’ rights generally, or by principles governing the availability of equitable remedies.

(c)       Except as otherwise expressly set forth in this Agreement and the Ancillary Documents, Seller expressly disclaims any representations or warranties of any kind or nature, express or implied (including as to the future or historical financial condition, value or quality of the Business or the Sale Assets, Assumed Liabilities or results of operations or to any environmental, health or safety matters with respect to the Business), and Seller specifically disclaims any representation or warranty of merchantability, usage, suitability or fitness for any particular purpose of the Sale Assets and any part thereof. Further, Seller hereby expressly disclaims any other representations or warranties of any kind or nature, legal or contractual, express or implied, notwithstanding the delivery or disclosure to Buyer or its officers, directors, employees, members, managers, agents or representatives of any documentation or other information (including any financial projections or other supplemental data).

(d)       Seller has, or will have at Closing, good and transferable title to, or a valid leasehold interest in, each and all of the Sale Assets, free and clear of any Encumbrances other than Permitted Encumbrances. Except as set forth in Section 9(d) of the Disclosure Schedules, the Sale Assets, [together with the services provided to the Business under the Transition Services Agreement and the assets of Seller used to provide such services], are sufficient for the continued operation of the Business after Closing in substantially the same manner as operated by Seller prior to Closing.

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11.       Covenants and Agreements.

(a)        Sale Assets. Except for the Excluded Assets, Seller acknowledges and agrees that Buyer is purchasing the Sale Assets with the understanding that the Sale Assets comprise all of assets used by Seller (including rights under contracts, permits, franchises, authorizations, licenses and other instruments and agreements) that may be necessary to operate the Business or own the Sale Assets as operated by Seller

(b)        No Other Representations or Warranties; As-is, Where-Is Purchase.

(i)       In connection with Buyer’s investigation of the Sale Assets and the Business, Buyer may have received and may hereafter receive from the Seller or any of its directors, officers, employees, managers, members, partners, affiliates, agents or representatives projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) relating to the Business (collectively, “Projections”). Buyer is not relying upon the Projections and Buyer acknowledges that there are uncertainties inherent in attempting to make Projections, subject to the understanding that such Projections were prepared on the basis of reasonable assumptions underlying such Projections.

(ii)       except as set forth herein and subject to the terms hereof, Buyer ACKNOWLEDGES AND agrees that Seller is transferring the Sale Assets to Buyer, and Buyer is purchasing the Sale Assets from Seller, AS IS and WHERE IS and with all faults and without any representations or warranties of any kind, whether express or implied, at law or in equity.

(c)       Customer Information. Buyer acknowledges that information regarding customers (“Customer Information”) may be exchanged among the parties and] may be subject to legal restrictions on use or disclosure, including Laws relating to customer proprietary network information. [Buyer may only obtain and use Customer Information in accordance with any applicable Law. Buyer agrees to use Customer Information only for the purposes for which it was disclosed and not to further use or disseminate or disclose Customer Information to other third parties, except in compliance with applicable Law. As requested by Seller, Buyer will cooperate to provide any customer notification and/or obtain any customer consents relating to Customer Information required in accordance any applicable Law. Buyer shall use all Customer Information obtained from Seller in connection with this Transaction in compliance with all Laws governing the use, collection, disclosure and storage of such information.

(d)        Use of Seller’s Names. Buyer acknowledges and agrees that Seller’s and its affiliates’ names and trademarks, and any derivations thereof, are Excluded Assets, and Buyer shall not be permitted to use such names and trademarks, or any derivations thereof and Buyer shall remove or delete any such names, trademarks and derivations thereof from the Sale Assets and the Raymond Facility as soon as reasonably practicable, and in any event within ten (10) days, following the Closing Date.

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(e)        Accounts Receivable. If, after the Closing, Buyer receives or collects any accounts receivable of Business that is an Excluded Asset, the Buyer shall promptly (and in any event no later than five (5) Business Days after receipt of such accounts receivable) remit, or shall cause to be remitted, such amount received or collected to Seller. If, after the Closing, Seller receives or collects any accounts receivable of Business that is a Sale Asset, Seller shall promptly (and in any event no later than five (5) Business Days after receipt of such accounts receivable) remit, or shall cause to be remitted, such amount received or collected to Buyer.

(f)        Affiliated Services.

Buyer acknowledges and agrees that (a) the services provided for the Business by Seller and its affiliates and certain third parties, including customary corporate overhead, billing, technical operations and customer care services shall cease to be provided to the Business effective as of the Closing Date and (b) after the Closing Date, Seller and its affiliates and third parties, as applicable, shall no longer provide such services for the Business.

12.       Survival; Indemnification.

(a)       Survival of Representations and Warranties; Notice. The representations and warranties of Seller and Buyer contained in this Agreement, and the parties’ respective rights to assert any claims against the other related thereto, shall NOT survive the Closing Date under this Agreement.

(b)        Indemnification by Buyer. Buyer shall indemnify, defend, hold harmless, pay and reimburse Seller, its affiliates and their respective directors, officers, equity and debt holders, partners, members, managers, employees, agents and representatives and their heirs, successors and assigns, each in their capacity as such (the “Seller Indemnified Parties”), from, against and in respect of any damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, and reasonable costs and expenses (including reasonable attorneys’ fees and out of pocket disbursements), whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of or resulting from (i) any of the Assumed Liabilities, or (ii) any breach by Buyer of any of its covenants or agreements contained herein or the Ancillary Documents.

(c)       Indemnification by Seller. Seller shall indemnify, defend, hold harmless, pay and reimburse Buyer, its affiliates and their respective directors, officers, equity and debt holders, partners, members, managers, employees, agents and representatives and their heirs, successors and assigns, each in their capacity as such (the “Buyer Indemnified Parties”), from, against and in respect of any damages, losses, charges, liabilities, claims, demands, actions, suits, proceedings, payments, judgments, settlements, assessments, deficiencies, taxes, interest, penalties, and reasonable costs and expenses (including reasonable attorneys’ fees and out of pocket disbursements), whether in respect of third party claims, claims between the parties hereto, or otherwise, directly or indirectly relating to, arising out of or resulting from (i) any of the Excluded Assets or any Liabilities other than the Assumed Liabilities, and (ii) any breach by Seller of any of its covenants or agreements contained herein or the Ancillary Documents. Notwithstanding any other provision of this Section 10, Buyer shall be entitled to indemnification for breaches only when the aggregate of all Losses of Buyer as a result of Seller’s breach of its representations or warranties exceeds Twenty Five Thousand Dollars ($25,000.00) (the “Threshold”) and, if the Threshold is exceeded, (i) for the entire amount of such Losses (regardless of the Threshold) up to a maximum recovery of the Purchase Price.

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(d)       Brokers. Each party shall indemnify and hold the other harmless from and against any and all losses, costs, liabilities, expenses or damages arising from any engagement by such party of, or services rendered to it by, any finder, broker, agency, or other intermediary, in connection with the Transaction, or any allegation of any such engagement or services.

13.       Miscellaneous.

(a)       Notices. Any notice or other correspondence to be given in connection with this Agreement shall be in writing and shall be delivered to the addresses provided below. Each such notice or other correspondence shall be effective the next Business Day if sent overnight by nationally recognized courier, or the same day as when delivered in person. Copies of notices, requests and other communications may be provided by Email (effective upon delivery) to the Email addresses listed below but delivery by Email shall only constitute notice for purposes of this Agreement if the sender in the same day sends a confirming copy of such notice overnight by nationally recognized courier.

Notices to Seller:

Bare Metal Standard Inc.

With a copy to:

Notices to Buyer:

James Bedal

(b)       Further Assurances. Each party covenants that at any time, and from time to time, after the Closing Date, but subject to the express provisions of this Agreement and the Ancillary Documents and without expanding any party’s express obligations hereunder and thereunder, it will execute and deliver such additional instruments and take such actions as may be reasonably requested by the other party to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement and the Ancillary Documents.

(c)       Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the Transaction shall be borne by the party incurring such costs and expenses or the party upon which such costs or expenses are imposed by applicable Law. Buyer shall be responsible for and shall pay all transfer fees (if any) imposed by any third party in connection with the sale of the Sale Assets.

(d)       Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by Law.

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(e)        Governing Law; Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE ANCILLARY DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF IDAHO WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD REQUIRE THE APPLICATION OF ANY OTHER LAW. Each party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, the Ancillary Documents or the Transaction, exclusively in the courts of the State of Idaho. Each of the parties hereto agrees not to bring any action or proceeding arising out of or relating to this Agreement, the Ancillary Documents, the Transaction or any of the matters contemplated hereby or thereby other than in the chosen courts.

(f)        Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties and supersedes any and all prior and contemporaneous agreements, understandings, correspondence, representations and warranties, oral or written with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms. The parties hereto have voluntarily agreed to define their rights, remedies, liabilities and obligations respecting the Sale Assets, the Transaction and the Business exclusively in contract pursuant to the express terms and provisions of this Agreement and the Ancillary Documents and the parties hereto expressly disclaim that they are owed any duties or are entitled to any remedies not expressly set forth in this Agreement. The sole and exclusive remedies for any breach of the terms and provisions of this Agreement (including any representations and warranties set forth herein) or any claim or cause of action otherwise arising out of or related to the Sale Assets, the Transaction or the Systems shall be those remedies available at law or equity for breach of contract only (as such contractual remedies have been further limited, waived or otherwise excluded pursuant to the express terms of this Agreement, including Section 11(b)). The parties each hereby acknowledge that this Agreement embodies the justifiable expectations of sophisticated parties derived from arm’s length negotiations and each party to this Agreement specifically acknowledge that no party has a special relationship with another party that would justify any expectation beyond that of an ordinary buyer and an ordinary seller in an arms-length transaction. Buyer hereby agrees that it shall have no remedies, claims or causes of action (whether in contract, tort or otherwise) for any statements, communications, disclosures, failures to disclose, representations or warranties not set forth in Section 9 of this Agreement.

(g)       Amendment; Waiver. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing which makes specific reference to this Agreement and which is signed by Seller and Buyer. Any provision of this Agreement may be waived only if such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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(h)       Bulk Sales. Seller and Buyer agree to waive compliance with any bulk sale or similar Laws that are applicable to this Transaction.

(i)       No Presumption Against Drafting Party; Headings. Each of Buyer and Seller represents that it has been represented by counsel in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby. Legal or equitable principles that might require the construction of this Agreement or the Ancillary Documents or any provision hereof or thereof against the party drafting this Agreement or the Ancillary Documents shall not apply in any construction or interpretation of this Agreement or the Ancillary Documents and is expressly waived. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the Ancillary Documents shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement or the Ancillary Documents. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

(j)       Personal Liability. It is expressly understood and the parties expressly agree that nothing contained in this Agreement or in any Ancillary Document or in any other document contemplated hereby or thereby (whether from a breach of covenant, representation, warranty or other provision herein or therein and whether in contract, tort or otherwise) shall create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect equity holder of Seller (or any of its affiliates) or Buyer (or any of its affiliates) or any past or present officer, director, employee, member, manager, agent, partner, affiliate, advisor or representative of either party hereto.

(k)       Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Buyer shall not assign its obligations or rights hereunder without Seller’s prior written consent. Nothing in this Agreement, express or implied, is intended to confer upon any person or entity other than Buyer, Seller, Seller Indemnified Parties and their respective successors, legal representatives and permitted assigns, any rights or remedies under or by reason of this Agreement.

(l)       Counterparts; Execution. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same Agreement. This Agreement may be executed by delivery of a signature by facsimile, Email (PDF) or other electronic means reasonably acceptable to both parties and such signature shall constitute an original for all purposes.

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(m)        Enforcement. Buyer agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached by Buyer. Accordingly, Seller shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which Seller is entitled at law or in equity. Buyer further hereby waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Asset Purchase Agreement has been executed and delivered as of the date first above written.

Seller:
BARE METAL STANDARD INC.

By:
Name: James Bedal
Title: Chief Executive Officer

Buyer:

Code 96, LLC

By:
Name: James Bedal
Title: Manager